EXHIBIT 10.1

List of Non-Employee Directors
Receiving a Restricted Stock Award
on the
Award Date

Name of Non-Employee Director:	Restricted Shares:

Robert C. Carter
Thomas A. Colwell
Jacquelyn S. Dearborn
Peter Dodge
Martha T. Dudman
Lauri E. Fernald
Gregg S. Hannah
Clyde H. Lewis
Robert M. Phillips
Constance C. Shea
Kenneth E. Smith
Scott G. Toothaker
David B. Woodside	200 200 200 200 200 200 200 200 200 200 200 200 200